November 30, 2015

To:	Granite Hill Capital Ventures, LLC
Re:    Payoff of Obligations
Gentlemen:
The undersigned, Granite Hill Capital Ventures, LLC, a Delaware limited liability company (the “Obligee”), has been advised that Calpian, Inc., a Texas corporation (the “Company”), intends to pay-off all amounts the Company owes the Obligee. The total aggregate balance due to the Obligee from the Company as of today is $5,743,592.00 (the “Pay-off Amount”).
Upon Obligee’s receipt of the Pay-off Amount, Obligee hereby acknowledge and agree that (i) payment to Obligee of the Pay-off Amount, by wire to the account specified on Schedule A hereto, will constitute payment in full and complete satisfaction of all of the Company’s obligations to Obligee and that such shall have been paid in full and irrevocably discharged, terminated and released; (ii) within three business days of the date on which the Payoff Amount has been paid to the undersigned, any collateral in its possession, which collateral is identified on Schedule B hereto, shall be delivered to the Company; and (iii) all documents and agreements between the Company and the Obligee governing the subject obligations shall automatically terminate and be of no further force or effect (it being understood that the undersigned shall be deemed to have automatically and permanently waived any rights to receive any prepayment fees or premiums under such documents), except for such provisions in the documents and agreements which by their terms specifically survive termination. Upon payment of the Pay-off Amount, the Obligee authorize the Company or its designees to file any UCC-3 termination statement and any other release of termination documentation required to terminate any security interest previously held by the Obligee.
The undersigned has signed below to indicate its consent to be bound by the terms and conditions of this letter agreement.
Very truly yours,
Granite Hill Capital Ventures, LLC

By:
Title:

Schedule A
Pay-off account Wire instructions

Schedule B
POSSESSORY COLLATERAL
None.